SCHEDULE 14C INFORMATION

                Information Statement Pursuant to Section 14 (c)
             of the Securities Exchange Act of 1934 (Amendment No.)

Check the appropriate box:


[ ]Preliminary Information Statement  [ ]Confidential, for Use of the Commission
                                      Only (as permitted by Rule 14c-5 (d)(2))
------------------------------------  -----------------------------------------

[X]Definitive Information Statement
------------------------------------

                            ROANOKE TECHNOLOGY CORP.
                  (Name of Registrant As Specified In Charter)
                              --------------------
Payment of Filing Fee (Check the appropriate box):

          [X] No fee required.

          [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and
              0-11.

          1)   Title of each class of securities to which transaction applies:

          2)   Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          4)   Proposed maximum aggregate value of transaction:

          5)   Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No:

         3)       Filing Party:

         4)       Date Filed:

                 THIS INFORMATION STATEMENT IS BEING PROVIDED TO
                  YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY

                            ROANOKE TECHNOLOGY CORP.
                                539 Becker Drive
                      Roanoke Rapids, North Carolina 27870

                              INFORMATION STATEMENT

                                  (Definitive)
                                  June 17, 2002


                               GENERAL INFORMATION

     This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $.0001 per share (the "Common Stock"), of Roanoke Technology Corp., a Florida Corporation (the "Company"), to notify such Stockholders that on or about May 31, 2002, the Company received written consents in lieu of a meeting of Stockholders from holders of 20,042,960 shares representing approximately 52.69% of the 38,038,112 shares of the total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders") approving the Amended Articles of Incorporation of the Company (the "Amendment"), pursuant to which: (a) the Company will increase the authorized shares of Common Stock of the Company from 50,000,000 shares to 150,000,000 shares.

     On May 31, 2002, the Board of Directors of the Company approved the Amendment, subject to Stockholder approval. The Majority Stockholders approved the Amendment by written consent in lieu of a meeting on May 31, 2002 in accordance with the Florida Business Corporation Act ("FBCA"). Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendments.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A
PROXY.

     The Amendment to the Company's Certificate of Incorporation will increase the number of authorized shares of Common Stock from 50,000,000 to 150,000,000 shares. The form of Certificate of Amendment that will be filed with the Florida Secretary of State is attached hereto as Exhibit A.

     The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on June 3, 2002, as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement.

     You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Amendment will not be filed with the Secretary of State of the State of Florida or become effective until at least 20 calendar days after the mailing of this Information Statement.

     This Information Statement is being mailed on or about June 17, 2002 to all Stockholders of record as of the Record Date.

                             ADDITIONAL INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

     The following documents as filed with the Commission by the Company are incorporated herein by reference:

     1.   Quarterly Report on Form 10-Q for the quarter ended January 31, 2002;
          and

     2.   Annual Report on Form 10-K for the year ended October 31, 2001.

                          OUTSTANDING VOTING SECURITIES

     As of the date of the Consent by the Majority Stockholders, May 31, 2002, the Company had 38,038,112 shares of Common Stock issued and outstanding, and there were no shares of Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

     On May 31, 2002 the holders of 20,042,960 shares (or approximately 52.69% of the 38,038,112 shares of Common Stock then outstanding) executed and delivered to the Company a written consent approving the Amendment. Since the Amendment has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

     The FBCA provides in substance that unless the Company's articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following information table sets forth certain information regarding the Company's common stock owned on May 31, 2002 by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Names and Address of
Directors, Officers and                              Shares Owned
5% Stockholders (1)                                  Number                              Percent
---------------------                                ------                              -------
David L. Smith, Jr.
President, Chief Executive                           19,042,960                         50.06%
Officer and Director

Ed Foster
Secretary and Director                                1,000,000                          2.63%

Cede & Co.                                           11,565,617                         30.41%

All officers and directors                           20,042,960                         52.69%
as a group (2 persons)

(1) The address of each person listed in the above table, excpet for Cede & Co., is c/o Roanoke Technology Corp., 539 Becker Drive, Roanoke Rapids, North Carolina 27870

                         DISSENTER'S RIGHTS OF APPRAISAL

     The Stockholders have no right under the FBCA, the Company's articles of incorporation consistent with above or By-Laws to dissent from any of the provisions adopted in the Amendment.

             AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO
            INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

     The Company's Articles of Incorporation, as amended (the "Articles of Incorporation") authorizes the issuance of 50,000,000 shares of Common Stock, $.0001 par value, and no shares of

Preferred Stock. On May 31, 2002, the Board of Directors approved an amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 150,000,000. On May 31, 2002, the holders of a majority of the outstanding shares of Common Stock approved the amendment by written consent.

     The general purpose and effect of the amendment to the Company's Articles of Incorporation is to authorize 100,000,000 additional shares of Common Stock.

     The Board of Directors believes that it is prudent to have the additional shares of Common Stock available for general corporate purposes, including acquisitions, equity financings, stock dividends, stock splits or other recapitalizations, and grants of stock options.

     The Company currently has no arrangements or understandings for the issuance of additional shares of Common Stock, although opportunities for acquisitions and equity financings could arise at any time. If the Board of Directors deems it to be in the best interests of the Company and the Stockholders to issue additional shares of Common Stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

     The increase in the authorized number of shares of Common Stock could have an anti-takeover effect. If the Company's Board of Directors desires to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

                          EFFECTIVE DATE OF AMENDMENTS

     Pursuant to Rule 14c-2 under the Exchange Act, the filing of the Amendment to the Certificate of Incorporation with the Florida Secretary of State or the effective date of such filing, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on June 17, 2002.

                                    By Order of the Board of Directors

                                    /s/ David L. Smith, Jr
                                    ----------------------------------------
                                    David L. Smith, Jr.
                                    President, Chief Financial Officer
                                    and Director